UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2022

BURLINGTON STORES, INC.

(Exact Name of Registrant As Specified In Charter)

Delaware	001-36107	80-0895227
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2006 Route 130 North

Burlington, New Jersey 08016

(Address of Principal Executive Offices, including Zip Code)

(609) 387-7800

(Registrant’s Telephone Number, including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BURL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Burlington Stores, Inc. 2022 Omnibus Incentive Plan

At the 2022 Annual Meeting of Stockholders of Burlington Stores, Inc. (the “Company”) held on May 18, 2022 (the “Annual Meeting”), the Company’s stockholders approved the Burlington Stores, Inc. 2022 Omnibus Incentive Plan (“2022 Plan”), which previously had been approved by the Company’s Board of Directors (the “Board”) subject to stockholder approval. The 2022 Plan replaces the Burlington Stores, Inc. 2013 Omnibus Incentive Plan (the “Prior Plan”) and is largely based on the Prior Plan, but with updates to the available shares and other administrative changes. The following paragraphs provide a summary of certain terms of the 2022 Plan.

Consistent with the Prior Plan, the purpose of the 2022 Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer eligible employees, consultants and non-employee directors of the Company and its affiliates cash and stock-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

Under the 2022 Plan, the Company may grant: (i) nonqualified stock options; (ii) incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended); (iii) stock appreciation rights; (iv) restricted stock and restricted stock units; (v) other stock-based awards; (vi) other-cash based awards; and (vii) performance awards. Subject to the terms and conditions of the 2022 Plan, the number of shares of Company common stock authorized for grants under the 2022 Plan is 5,470,000 shares plus the number of shares that remained available for future grant under the Prior Plan as of the effectiveness of the 2022 Plan. The 2022 Plan uses a fungible share counting method, such that full value awards (i.e., stock awards other than stock options and stock appreciation rights) will reduce the 2022 Plan’s share reserve at a ratio of two shares for every share subject to the full value award and appreciation awards (i.e., stock options and stock appreciation rights) will reduce the share reserve on a one-for-one basis.

The foregoing description of the 2022 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2022 Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A total of 63,514,480 shares of the Company’s common stock, representing 96.09% of the shares outstanding and eligible to vote and constituting a quorum, were voted at the Annual Meeting. The Company’s stockholders voted on the following proposals at the Annual Meeting:

•	the election of three directors of the Company to serve for a term of three years;

•	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending January 28, 2023;

•	an advisory vote regarding the compensation of the Company’s named executive officers; and

•	the approval of the 2022 Plan.

The proposals are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2022, as supplemented by that certain Supplement to the Proxy Statement on Schedule 14A filed with the SEC on April 8, 2022. The final voting results with respect to each proposal are set forth below.

1. Election of Directors

Name	For	Against	Abstained	Broker Non-Votes
John J. Mahoney	58,777,380	3,710,154	6,512	1,020,434
Laura J. Sen	62,248,504	239,341	6,201	1,020,434
Paul J. Sullivan	60,854,242	1,607,813	31,991	1,020,434

2. Ratification of Appointment of Independent Registered Certified Public Accounting Firm

For	Against	Abstained	Broker Non-Votes
61,849,747	1,657,928	6,805	0

3. Advisory Vote on Compensation of Named Executive Officers

For	Against	Abstained	Broker Non-Votes
59,123,650	3,342,671	27,725	1,020,434

4. Approval of the 2022 Plan

For	Against	Abstained	Broker Non-Votes
60,141,945	2,347,927	4,174	1,020,434

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Burlington Stores, Inc. 2022 Omnibus Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON STORES, INC.

/s/ David Glick
David Glick Group Senior Vice President of Investor Relations and Treasurer

Date: May 24, 2022